Exhibit 21.1

SUBSIDIARIES OF ELANCO ANIMAL HEALTH INCORPORATED

A list of subsidiaries of Elanco Animal Health Incorporated, after the Separation (as defined in the Registration Statement on Form S-1 initially filed with the SEC on August 2, 2018 (File No.: 333-226536)), is set forth below, indicating as to each the state or jurisdiction of organization.

Name	Jurisdiction
Elanco US, Inc.	Delaware
ChemGen Corporation	Massachusetts
Lohmann Animal Health International Inc.	Maine
Lohmann Animal Health GmbH	Germany
Lohmann Animal Health Hungaria Kereskedelmi Kft., Hungary	Hungary
Lohmann Taiwan Co. Ltd., Taiwan	Taiwan
Lohmann Animal Health (Malaysia) Sdn. Bhd	Malaysia
ooo Lohmann Animal Health (Russia)	Russia
Lohmann Animal Health South Africa (Pty) Ltd.	South Africa
Elanco (Taiwan) Animal Health Co. Ltd.	Taiwan
Lohmann Animal Health Beteiligungs GmbH	Germany
Elanco Animal Health Indonesia	Indonesia
Lohmann Animal Health Phils. Corp.	Philippines
Immuno-Vet Services (Pty) Ltd. South Africa	South Africa
IMMUNOVET Services Zambia Ltd.	South Africa
Lohmann Veteriner Urunleri Sanayi Ticaret A.S.	Turkey
Elanco GmbH	Germany
Ivy Animal Health, Inc.	Delaware
Elanco Salud Animal S.A. de C.V.	Mexico

Name	Jurisdiction
Elanco Chile SpA	Chile
Elanco Argentina S.R.L.	Argentina
Elanco Colombia S.A.S.	Colombia
Brazil HoldCo	Brazil
Elanco Saude Animal Ltda.	Brazil
Elanco Europe GmbH	Switzerland
Elanco Ireland Limited	Ireland
Elanco Financing S.A.	Switzerland
Elanco Netherlands BV	Netherlands
Elanco Bangladesh Limited	Bangladesh
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco Centre de Recherche Sante Animale SA	Switzerland
Elanco Deutschland GmbH	Germany
Elanco India Private Limited	India
Elanco Japan K.K .	Japan
Elanco Veterina SVN d.o.o.	Slovenia
Elanco Tiergesundheit AG	Switzerland
Elanco Tiergesundheit AG - Vietnam Representative Office	Vietnam
Elanco Tiergesundheit AG - Austria Branch	Austria
Elanco Tiergesundheit AG - Tunisia Representative Office	Tunisia
Elanco Tiergesundheit AG - Egypt Representative Office	Egypt
Elanco Tiergesundheit AG - Algeria Representative Office	Algeria
Elanco Tiergesundheit AG - Lebanon Representative Office	Lebanon
Elanco Tiergesundheit AG - Hungary Branch	Hungary

Name	Jurisdiction
Elanco Tiergesundheit AG - Czech Branch	Czech Republic
Elanco Tiergesundheit AG - Saudi Arabia Branch	Saudi Arabia
Elanco Tiergesundheit AG - Poland Branch	Poland
Elanco Canada Limited	Canada
Elanco Nederland BV	Netherlands
Elanco France S.A.S.	France
Elanco Spain, S.L.	Spain
Elanco Spain S.L., Portugal Branch	Portugal
Elanco Animal Health, Korea, Ltd.	Korea
Elanco Italia S.p.A.	Italy
Elanco (Thailand) Ltd.	Thailand
Lohmann Asia Holding Co. Ltd.	Thailand
Elanco Rus Ltd.	Russia
Elanco Malaysia Sdn Bhd	Malaysia
Elanco Phillippines	Philippines
Elanco Denmark ApS	Denmark
Elanco Denmark ApS, Norway Branch	Norway
Elanco Denmark ApS, Sweden Branch	Sweden
Elanco Hayvan Sağlığı Limited Şirketi	Turkey
Elanco Belgium BVBA	Belgium
Australia HoldCo	Australia
Elanco Australasia Pty. Ltd.	Australia
Elanco UK AH Limited	United Kingdom
Elanco Animal Health UK Limited	United Kingdom

Name	Jurisdiction
Elanco Europe Ltd.	United Kingdom
Elanco AH Vaccines Limited	United Kingdom
Vericore Limited	United Kingdom
Dista Products Limited	United Kingdom